UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 25, 2008

 Date of Report (Date of earliest event reported)

MPC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02      Termination of a Definitive Material Contract

On July 25, 2008, MPC Corporation (the “Company”) entered into a Termination Severance and Release Agreement with Ross Ely, the Company’s former Executive Vice President, Marketing and Sales.  Mr. Ely’s Employment Agreement dated October 15, 2007 was terminated.

In connection with the termination of his Employment Agreement, Mr. Ely will receive severance of six month’s base pay in a total amount of $120,000, with $40,000 paid on August 8, 2008 and the remaining balance paid in bi-weekly installments over nine pay periods to end on December 12, 2008.  Mr. Ely is also entitled to reimbursement of up to six month’s of COBRA premiums.  Mr. Ely agreed to release all claims against the Company and reconfirmed his obligations with respect to non-competition and treatment of confidential information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: July 31, 2008	By:	/s/ Curtis Akey
Curtis Akey Vice President & Chief Financial Officer